Exhibit 10.1(c)

SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE is made and entered into as of June 4, 2024, by and between Xinbei Tech, Inc., a California corporation ("Lessor") and Cerebras Systems, Inc., a Delaware corporation ("Lessee").
WHEREAS, on or about January 27, 2022, a Lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as (street address, city, state, zip): 1237 E., Arques Avenue, Sunnyvale, California 94085 (the "Premises"), and on June 2, 2023, a First Amendment to Lease was entered into between Lessor and Lessee. The foregoing Lease and the First Amendment to Lease are hereafter referred to as the
"Lease".
WHEREAS, Lessor and Lessee now desire to amend the Lease,
NOW, THEREFORE, for good and valuable consideration to Lessor and Lessee, the receipt and sufficiency of which are hereby acknowledged, the Lessor and Lessee agree to further amend the Lease as set forth below:
TERM: The Expiration Date is hereby extended from December 1, 2024, to November 30, 2027.
BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows:
Beginning on December 1, 2024, through November 30, 2026, the Monthly Base Rent shall be $156,426.24, but the Monthly Base Rent due on December 1, 2024, for December 2024, shall be abated so long as Lessee is not in breach under this Lease prior to December 1, 2024.
Beginning on December 1, 2026, through November 30, 2027, the Monthly Base Rent shall be 161,119.03.
The estimated Operating Expenses currently are about $.69 per rentable square foot of the Premises.
OTHER: Lessor shall pay (1) to S5 Advisory, a leasing commission and (2) to Cushman & Wakefield (C&W), a commission pursuant per separate agreement between Lessor and S5 Advisory, and Lessor and Cushman & Wakefield, respectively. Lessee shall have no further option to extend the term of this Lease.
Lessor shall provide Lessee an improvement allowance as follows*:

Work	Allowance
Reseal the asphalt parking lot:	Up to $88,700
Repair kitchen floor damaged by seeping underground water:	Up to $79,825
Replace hand free faucets in all bathrooms**:	Up to $11,000
Add 6 additional EV chargers with Chargelink and replace existing 6 Chargepoint chargers with Chargelink.	Up to $80,000
Replace current HVAC control system to Pelican Control System:	Up to $34,000
* Lessee must provide to Lessor the bids and names of each proposed contractor prior to committing to such contractor and Lessor shall have the right (1) to reasonably approve such contractor, or (2) to substitute its own contractor for any contractor proposed by Lessee, provided that (2) the cost does not increase as a result of such substitution, and (b) Lessee has reasonably approved the contractor proposed by Lessor). Approval or disapproval of a contractor must occur within four weeks after one party submits the name of a contractor to the other. The foregoing allowances shall only be valid if Lessee provides bids and names of contractors during the period from the execution of this Lease until June 30, 2025. Payment of any allowance to Lessee shall be made within 30 days after lien-free completion, Lessor's reasonable approval of the work performed, and evidence of payment by Lessee, if applicable. Lessor shall also have the right to pay Lessee's contractor directly.
**Lessee shall have the right to replace such faucets itself, without a contractor, provided it does so in the equivalent manner of a licensed contractor and comply with applicable law.
This Second Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Second Amendment and any uncertainty and ambiguity shall not be interpreted against any one party. Signatures to this Second Amendment accomplished by means of electronic signature or similar technology shall be legal and binding.
All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:

Xinbei Tech, Inc., a California corporation
By: /s/ Te-Ning Chen
Name Printed: Te-Ning Chen
Title: President
Phone:
Fax:
Email: [***]
Federal ID No.:

By Lessee:

Cerebras Systems, Inc., a Delaware corporation
By: /s/ Andrew Feldman
Name Printed: Andrew Feldman
Title: CEO
Phone: [***]
Fax:
Email: [***]
Federal ID No.:
AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com
NOTICE: No part of these works may be reproduced in any form without permission in writing.